Exhibit 99.1

NEWS RELEASE
FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com Mark E. Yale Executive V.P., CFO 614.887.5610 myale@glimcher.com	Lisa A. Indest Senior V.P., Finance and Accounting 614.887.5844 lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, February 15, 2012

GLIMCHER REPORTS FOURTH QUARTER
AND FISCAL YEAR 2011 RESULTS

•           Mall store sales improved 9% to $404 per square foot at December 31, 2011

•      Total mall occupancy of 94.8% at December 31, 2011, up 20 basis points from a year ago

•           Positive growth in comparable mall net operating income of 3% in the fourth quarter of 2011

COLUMBUS, OH – February 15, 2012 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the fourth quarter and fiscal year ended December 31, 2011.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

“We are proud of the progress made during 2011 in the execution of our strategy focused on enhancing both the quality of our real estate and balance sheet,” stated Michael P. Glimcher, Chairman of the Board and CEO.  “Mall store sales improved to over $400 per square foot, and we were able to significantly reduce the Company’s financial leverage during the year.  This progress provides great momentum and positions us for growth in 2012 and beyond,” added Mr. Glimcher.

Net income to common shareholders during the fourth quarter of 2011 was $28.0 million, or $0.26 per share, as compared to a net loss of $1.2 million, or $0.01 per share, in the fourth quarter of 2010.  Funds From Operations (“FFO”) during the fourth quarter of 2011 was $22.0 million compared to $18.0 million in the fourth quarter of 2010.  On a per share basis, FFO during the fourth quarter of both 2011 and 2010 was $0.20 per share.  Adjusted FFO for the fourth quarter of 2011 was $23.0 million or $0.21 per share.  Adjusted FFO for the fourth quarter of 2011 excludes the impact of $0.5 million related to a write down of a note receivable from a joint venture and $0.5 million of deferred loan costs written off in connection with the modification of the Company’s corporate credit facility.

For fiscal year 2011, net loss to common shareholders was $5.0 million, or $0.05 per share, compared to a net loss of $16.4 million, or $0.22 per share, for fiscal year 2010.  FFO was $56.4 million, or $0.52 per share, for fiscal year 2011, compared to $58.1 million, or $0.74 per share, for fiscal year 2010.  Adjusted FFO was $68.7 million or $0.64 per share, for the fiscal year of 2011 compared to $59.2 million, or $0.75 per share, for fiscal year 2010.  Adjusted FFO for the fiscal year 2011 excludes the impact of $9.0 million related to non-cash impairment charges for non-depreciable real estate, $2.8 million related to debt extinguishment costs, and $0.5 million related to a write down of note receivable from a joint venture.  Adjusted FFO for the fiscal year 2010 excludes the impact of $1.1 million associated with deferred loan fees that were written off in conjunction with 2010 debt extinguishments.

Glimcher Realty Trust

Fourth Quarter and Fiscal Year Earnings Highlights

•
Total revenues were $72.0 million in the fourth quarter of 2011 compared to total revenues of $68.4 million in the fourth quarter of 2010.  The $3.6 million increase in total revenues resulted primarily from revenue growth of $2.2 million from Scottsdale Quarter®, an open-air center in Scottsdale, Arizona (“Scottsdale”), $0.9 million of revenue from the Town Center Plaza in Leawood, Kansas (“Leawood”) that was acquired in December of 2011, as well as $0.8 million in increased percentage rents from comparable properties.

•
Total revenues were $267.9 million for fiscal year 2011 compared to total revenues of $267.4 million for the fiscal year 2010.  The $0.5 million increase was the result of revenue growth attributable to properties at Scottsdale and Leawood that was partially offset by reduced revenue from the deconsolidation of Lloyd Center and WestShore Plaza following the sale of a 60% interest of those properties into a joint venture in March of 2010.

•
Net income to common shareholders was $28.0 million in the fourth quarter of 2011 compared to a net loss of $1.2 million in the fourth quarter of 2010.  The increase in income was primarily due to the $27.8 million gain on the sale of Polaris Towne Center in Columbus, Ohio recognized during the fourth quarter of 2011.

•
Net loss to common shareholders for fiscal year 2011 was $5.0 million compared to a net loss of $16.4 million for fiscal year 2010.  The $11.4 million improvement was primarily due to the $27.8 million gain from the sale of Polaris Towne Center which was partially offset by $18.0 million of non-cash impairment charges that were recognized in the fiscal year 2011.  The impairments related to land held-for-sale ($9.0 million) and the Company’s pro-rata share of the impairment ($9.0 million) related to Tulsa Promenade, a regional mall located in Tulsa, Oklahoma, that is held as an investment in unconsolidated real estate.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of the malls held through joint ventures, increased approximately 3.0% for the three months ended December 31, 2011 from the three months ended December 31, 2010.  NOI for these same properties for the fiscal year ended December 31, 2011 increased approximately 1.4% compared to the fiscal year ended December 31, 2010.

•
Average store rents for the Core Malls were $33.37 per square foot (“psf”) at December 31, 2011, a 0.2% decrease from $33.45 psf at December 31, 2010.  Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet.  Core Malls include all of the Company’s mall properties, both wholly-owned and joint venture properties.

•
Re-leasing spreads for the non-anchor leases signed during the fourth quarter of 2011 were up 9%, with base rents averaging $34.26 psf.  Re-leasing spreads for the leases signed during the fiscal year ended December 31, 2011 were up 8%, with base rents averaging $31.67 psf.  Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Total occupancy, including anchor stores (stores in excess of 20,000 square feet of gross leasable area (“GLA”)), for Core Malls improved to 94.8% at December 31, 2011, compared to 94.6% at December 31, 2010.  Store occupancy, excluding anchor stores, in the Core Malls at December 31, 2011 was 92.2%, compared to 92.8% at December 31, 2010.

•
Average store sales in the Core Malls increased 8.9% to $404 psf for the twelve months ended December 31, 2011, compared to $371 psf for the twelve months ended December 31, 2010.  Average store sales represent retail sales for mall stores of 10,000 square feet of GLA or less that reported sales in the most recent twelve month period.

Glimcher Realty Trust

•
Comparable store sales for the Company’s Core Malls during the three months ended December 31, 2011, compared to the three months ended December 31, 2010, increased by 5.6% and increased 5.0% for the twelve months ending December 31, 2011 when compared to the same period in 2010.  Comparable sales compare only those stores with sales in each respective period ended December 31, 2011 and December 31, 2010.

•
Occupancy costs for the twelve months ended December 31, 2011 were 11.2% of tenant sales for Core Mall stores.  Occupancy costs include the tenants’ minimum rent and costs the tenants pay towards operating costs and real estate taxes.

•
The Scottsdale development ended the fourth quarter of 2011 with total occupancy of 80% for the first two phases of the project, comprised of retail at 75% and office at 91%.  When including signed leases not yet open, leases out for signature and outstanding letters of intent, over 94% of the gross leasable area for the first two phases for Scottsdale has been addressed.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at December 31, 2011 (including the Company’s pro-rata share of joint venture debt) was 50.6% based on a common share closing price of $9.20, as compared to 60.4% at December 31, 2010, based on a common share closing price of $8.40.  Debt with fixed interest rates represented approximately 85.0% of the Company’s consolidated total outstanding borrowings at December 31, 2011 compared to 85.5% at December 31, 2010.

•
The Company has issued a total of 15,591,033 common shares, at an average price of $9.15 per share, under its at-the-market (“ATM”) equity offering program from its commencement in May 2011 through December 31, 2011, generating net proceeds of $140.1 million.  Of these total shares issued under the ATM program, 8,479,309 shares, at an average price of $8.60, generating net proceeds of $72.0 million, were issued during the fourth quarter of 2011.  Also during the fourth quarter of 2011, the Company increased the size of the ATM program from $100 million to $200 million.  The proceeds generated from the ATM program were used to repay a portion of the outstanding balance under the Company’s corporate credit facility.  The Company has approximately $57.3 million available for issuance under the ATM program.

•
During the fourth quarter of 2011, the Company purchased an open-air mall, Leawood, and sold a power center, Polaris Towne Center.  Both transactions were with DDR Corp. (“DDR”) and closed in December of 2011.  DDR purchased Polaris Towne Center for approximately $80.0 million and assumed the $45.2 million mortgage on the property.  Leawood, which the Company purchased from DDR for approximately $138.3 million, is an open-air mall anchored by Macy’s, and featuring Anthropologie and Pottery Barn.  Leawood has tenant sales of more than $400 psf and a 94% occupancy level.  The purchase price of Leawood was funded by a combination of a $70.0 million loan on the property, $33.8 million in excess proceeds from the sale of Polaris Towne Center, and the balance from availability on the Company’s corporate credit facility.

•
The Company closed on a $77.0 million mortgage loan secured by Leawood in January 2012.  The loan has a fixed interest rate of 5.0% per annum.  The loan has a fifteen year term based on a call date of February 1, 2027.  Loan proceeds were used to retire the $70.0 million term loan executed in connection with the purchase of Leawood in December 2011.  The remaining proceeds were used to reduce outstanding borrowings on the Company’s corporate credit facility.

•
The Company modified and extended its corporate credit facility in October of 2011.  The modification extended the facility’s maturity date to October 2014 with an additional one-year extension option available that would extend the final maturity to October 2015.  The modification also provided for improved pricing through lower interest rate spreads.  Based upon the Company’s current leverage, pricing was set initially at LIBOR plus 237.5 basis points versus the prior rate of LIBOR plus 350 basis points.  Additionally, as part of the modification, the facility’s borrowing availability limits and certain financial covenants were adjusted to levels more consistent with current market terms.  Lastly, the modified facility provides the Company the opportunity to increase the facility commitment amount to $400 million by providing additional collateral and adding new financial institutions as facility lenders or obtaining the agreement from the existing lenders to increase their lending commitments.  The commitment amount of $250 million remained the same under the credit facility as modified.

Glimcher Realty Trust

•
The Company closed on a $15.0 million short-term mortgage loan secured by the Phase III land at Scottsdale in December 2011.  The loan proceeds were used towards repayment of the two loans totaling $16.0 million on the Phase III land that matured in November of 2011.

2012 Outlook

As of the date of this release, the Company expects diluted net (loss) income per share to be in the range of $(0.04) to $0.01 for the year ending December 31, 2012, and expects diluted FFO per share to be in the range of $0.65 to $0.70 for the year ending December 31, 2012.

The Company’s expectations for 2012 are based upon the following key factors and assumptions:

•
An increase in comparable Core Mall net operating income of 1.0% to 2.0%.  This guidance assumes an approximate 1% increase in store occupancy. Comparable Core Malls include all mall properties other than Scottsdale and Leawood.

•	Lease termination income and gain on sales of outparcels of $2.0 to $3.0 million.
•	Net fee and service income of $3.5 to $4.0 million.
•	Bad debt expense of $2.5 to $3.0 million.
•	General and administrative expenses of $22.5 to $23.5 million for the year.
•	Total loan fee amortization of approximately $3.5 - $4.0 million for consolidated properties.
•	No interest income in 2012, as interest income will not be recognized on the Tulsa joint venture note in 2012.
•	Total direct FFO contribution in 2012 of approximately $3.5 – $4.5 million from Scottsdale.
•
NOI yield for the first two phases of Scottsdale for 2012 of approximately 3.75% - 4.25% for fiscal year 2012.  The yield for the first half of the year will be approximately 2.75% - 3.25% and will approximate 4.5% - 5.0% in the second half of year.  The project yield is calculated using the property NOI divided into an investment of $325 million.

•	$40 to $50 million of development and re-development investments primarily related to Scottsdale and the outlet redevelopments at Jersey Gardens and Supermall.
•	$15 to $20 million of recurring capital expenditures and tenant allowances / improvements.
•	$35 to $45 million of excess proceeds (including pro-rata share of joint ventures) from the re-financing of 2012 mortgage maturities.
•	Maintain the dividend rate of $0.40 per annum.
•	Sale of Tulsa Promenade in April 2012.
•	No other property acquisitions, dispositions, or additional capital raises are included in the guidance.

A reconciliation of the range of estimated diluted net (loss) income per share to estimated FFO per share for 2012 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.04)	$0.01
Add: Real estate depreciation and amortization*	0.69	0.69
Estimated FFO per share	$0.65	$0.70

* wholly-owned properties and pro-rata share of joint ventures

For the first quarter of 2012, the Company estimates diluted net loss per share to be in the range of $(0.05) to $(0.03) and FFO per share to be in the range of $0.14 to $0.16.  A reconciliation of the range of estimated diluted net loss per share to estimated FFO per share for the first quarter of 2012 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.05)	$(0.03)
Add: Real estate depreciation and amortization*	0.19	0.19
Estimated FFO per share	$0.14	$0.16

* wholly-owned properties and pro-rata share of joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Glimcher Realty Trust

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.  Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles (“GAAP”)), excluding gains or losses from sales of depreciable property, it also excludes impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  In 2011, the FFO definition was modified to exclude impairment charges on depreciable assets, which had previously been included.  Accordingly, the Company has revised FFO to comply with the new definition in each period reported.  The Company may also discuss FFO as adjusted.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to  NAREIT’s definition.

Fourth Quarter Conference Call

Glimcher’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 16, 2012.  Those wishing to listen to this call may do so by calling 866.825.1692   Pass code:  12855482.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately one hour after the Earnings Call through midnight March 1, 2012 by dialing 888.286.8010, Pass code: 97177279, or you can access the webcast replay on the Investor Relations page of the Company’s website.  Supplemental information about the fourth quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed and open-air regional malls, as well as community centers.  At December 31, 2011, GRT owned interests in and managed 27 Properties with total gross leasable area totaling approximately 21.5 million square feet, consisting of 24 Malls (19 wholly owned and five partially owned through joint ventures) and three Community Centers (two wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Glimcher Realty Trust

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended December 31,
Statement of Operations	2011	2010

Total revenues	$72,006	$68,360
Total expenses	(49,484)	(46,576)
Operating income	22,522	21,784
Interest expense, net	(16,584)	(18,039)
Equity in income of unconsolidated real estate entities, net	638	469
Income from continuing operations	6,576	4,214
Discontinued operations:
Gain on disposition of property	27,800	-
Income from operations	489	265
Net income	34,865	4,479
Allocation to noncontrolling interests (1)	(710)	435
Less: Preferred share dividends	(6,137)	(6,137)
Net income (loss) to common shareholders	$28,018	$(1,223)

Reconciliation of Net Income (Loss) to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income (loss) to common shareholders	$28,018		$(1,223)
Allocation to noncontrolling interest (GPLP unit holders)	710		(54)
	28,728	$0.26	(1,277)	$(0.01)
Real estate depreciation and amortization	16,966	0.15	16,297	0.18
Equity in income of unconsolidated real estate entities, net	(638)	(0.00)	(469)	(0.01)
Pro-rata share of unconsolidated entities funds from operations	4,745	0.04	3,486	0.04
Gain on disposal of property	(27,800)	(0.25)	-	-
Funds From Operations	$22,001	$0.20	$18,037	$0.20

Non-cash charges for Tulsa Note Receivable	$530	$0.01	$-	$-
Deferred loan fees - write off for credit facility modification	498	0.00	-	-
Adjusted FFO	$23,029	$0.21	$18,037	$0.20

Weighted average common shares outstanding - basic	108,576		85,050
Weighted average common shares outstanding - diluted (2)	111,771		88,036

Earnings per Share

Net income (loss) to common shareholders before
discontinued operations per common share	$0.00		$(0.02)
Discontinued operations per common share	$0.25		$0.00
Income (loss) per common share	$0.26		$(0.01)

Net income (loss) to common shareholders before
discontinued operations per diluted common share	$0.00		$(0.02)
Discontinued operations per diluted common share	$0.25		$0.00
Income (loss) per diluted common share	$0.26		$(0.01)
Adjusted funds from operations per diluted common share	$0.21		$0.20

(1) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders for the three months ending December 31, 2010. For the three months ending December 31, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.
(2) FFO per share in 2011 and 2010 has been calculated using 111,771 and 88,360 common shares, respectively, which includes common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Twelve Months ended December 31,
Statement of Operations	2011	2010

Total revenues (1)	$267,877	$267,444
Total expenses (2)	(202,582)	(193,174)
Operating income	65,295	74,270
Interest expense, net (3)	(68,674)	(74,586)
Equity in (loss) income of unconsolidated real estate entities, net	(6,380)	31
Loss from continuing operations	(9,759)	(285)
Discontinued operations:
Gain (loss) on disposition of properties	27,800	(215)
Income from operations	1,304	880
Net income	19,345	380
Allocation to noncontrolling interests (4)	212	5,473
Less: Preferred share dividends	(24,548)	(22,236)
Net loss to common shareholders	$(4,991)	$(16,383)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(4,991)		$(16,383)
Allocation to noncontrolling interest (GPLP unit holders)	(212)		(691)
	(5,203)	$(0.05)	(17,074)	$(0.22)
Real estate depreciation and amortization	67,767	0.63	66,211	0.84
Equity in loss (income) of unconsolidated entities, net	6,380	0.06	(31)	(0.00)
Pro-rata share of unconsolidated entities funds from operations	15,258	0.14	9,331	0.12
Gain on disposition of real estate assets, net	(27,800)	(0.26)	(332)	(0.00)
Funds From Operations	$56,402	$0.52	$58,105	$0.74

Impairment adjustment on non-depreciable asset	$8,995	$0.09	$-	$-
Non-cash charges for Tulsa Note Receivable	530	0.00	-	-
Debt extinguishment costs (defeasance, swap term fees and deferred fees)	2,785	0.03	1,070	0.01
Adjusted FFO	$68,712	$0.64	$59,175	$0.75

Weighted average common shares outstanding - basic	104,220		75,738
Weighted average common shares outstanding - diluted (5)	107,101		78,724

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.32)		$(0.22)
Discontinued operations per common share	$0.27		$0.01
Loss per common share	$(0.05)		$(0.22)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.32)		$(0.23)
Discontinued operations per diluted common share	$0.27		$0.01
Loss per diluted common share	$(0.05)		$(0.22)
Adjusted funds from operations per diluted common share	$0.64		$0.75

(1) Includes a $547,000 gain on sale of depreciable assets in the twelve months ended December 31, 2010.
(2) Includes an impairment charge of $9.0 million on land that was previously held for future development in the the twelve months ended December 31, 2011.
(3) Includes charges of $2.8 million and $1.1 million associated with the extinguishment of mortgage notes payable (defeasance costs, unamortized deferred loan fees and fees to termination interest rate swaps) for the twelve months ended December 31, 2011 and 2010, respectively.
(4) Noncontrolling interests are comprised of both the noncontrolling interest in Scottsdale Quarter® prior to the acquisition of the joint venture partner's interest in October 2010 and the interest held by GPLP unit holders in 2010. Noncontrolling interest is comprised of only the interest held by GPLP's unit holders' for the twelve months ending December 31, 2011.
(5) FFO per share in 2011 and 2010 has been calculated using 107,493 and 78,997 common shares, respectively, which includes the common share equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	December 31,	December 31,
	2011	2010

Investment in real estate, net	$1,754,149	$1,688,199
Total assets	$1,861,099	$1,792,348
Mortgage notes and other notes payable	$1,253,053	$1,397,312
Debt / Market capitalization	47.7%	57.8%
Debt / Market capitalization including pro-rata share of joint ventures	50.6%	60.4%

		December 31,	December 31,
		2011	2010
Occupancy:

	Core Malls (1):
	Mall Anchors (2)	96.5%	95.7%
	Mall Non-Anchors (3)	92.2%	92.8%
	Total Occupancy	94.8%	94.6%

	Malls excluding Joint Ventures:
	Mall Anchors (2)	95.3%	94.6%
	Mall Non-Anchors (3)	91.5%	92.0%
	Total Occupancy	93.9%	93.6%

Average Base Rents:

	Core Malls (1):
	Mall Anchors (2)	$6.99	$6.79
	Mall Non-Anchors (3)	$27.53	$27.68
	In-Line Stores under 10,000 sf (4)	$33.37	$33.45

	Malls excluding Joint Ventures:
	Mall Anchors (2)	$6.39	$6.17
	Mall Non-Anchors (3)	$28.02	$28.09
	In-Line Stores under 10,000 sf (4)	$32.64	$32.59

(1) Mall properties including joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf as well as outparcels.
(4) In-line permanent retail stores under 10,000 sf.